UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 13, 2012

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Amendment to Settlement Agreement.  On December 14, 2012, Trump Entertainment Resorts, Inc. (the “Company”) and the City of Atlantic City (the “City”) agreed to modify the terms of the previously disclosed settlement between the Company and the City which had resolved the Company’s challenges to the real estate tax assessments for its casino properties for the tax years 2008 through 2012.

Under the original settlement terms agreed to in June 2012, the City had agreed to provide the Company with a credit for previously paid real estate taxes in the total amount of $54.0 million, to be applied against future real estate tax payments related to Trump Taj Mahal Casino Resort in  2013 through 2017.  The Company and the City also agreed that the City would have the option to issue a cash refund to the Company at any time for the unused portion of this credit.  As previously disclosed, the settlement terms were amended in October 2012 to provide that, if a planned offering by the City of its tax appeal refunding bonds were to be successfully consummated, the City would, as permitted by the settlement agreement, pay to the Company, from the proceeds of the offering, the amount of $50.5 million in cash, in lieu of the five-year credit provided for under the original settlement agreement.

On December 14, 2012, the Company and the City agreed to further amend the settlement terms (which amendment superseded the amendment previously entered into in October 2012 that provided for a $50.5 million cash payment to the Company upon consummation of the City’s bond offering).  Under the revised terms, the City agreed that, in the event the City’s bond offering is successfully completed and the City receives the proceeds therefrom, the City will pay the Company $35.5 million in cash within five days of the City’s receipt of such proceeds.  The Company and the City further agreed that the Company will be entitled to real estate tax credits in the aggregate amount of $15.0 million, to be applied against real estate tax payments for 2013 related to Trump Taj Mahal Casino Resort as follows:  $5 million for the first quarter of 2013; $3.4 million for each of the second and third quarters of 2013; and $3.2 million for the fourth quarter of 2013.  The Company agreed to accept such payment and credits in lieu of, and in full satisfaction of, the City’s obligations under the tax settlement agreement, as previously amended. The amended settlement terms are set forth in a Second Amendment to Settlement Agreement dated as of December 14, 2012 (the “Second Amendment”) to the Settlement Agreement dated as of June 13, 2012, as previously amended, by and between Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, Trump Marina Associates, LLC and the City.

A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Second Amendment is not complete and is qualified in its entirety by the full text of such Second Amendment.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure set forth in Item 5.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 13, 2012, the Company reconvened its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), which had been adjourned when originally convened on November 19, 2012.  At the reconvened Annual Meeting, the Company’s stockholders approved the adoption of an amendment (the “Certificate Amendment”) to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company.  Following such approval, the Company filed the Certificate Amendment with the Secretary of State of the State of Delaware and the Certificate Amendment became effective on December 14, 2012.  The following is a brief summary of the principal terms of the Certificate Amendment.  A complete copy of the Certificate Amendment, as adopted, was included in the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on November 1, 2012, and is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.  The following description of the Certificate Amendment is qualified in its entirety by reference to the Certificate Amendment.

Pursuant to the Certificate Amendment, the Certificate of Incorporation was revised to provide that the Board may fix the number of directors constituting the Company's entire Board at a number between five (5) and eleven (11).  The Amendment did not change the Company’s authorized capital stock, limitation-of-liability provisions or indemnification of officers and directors.

Pursuant to the Certificate of Incorporation, as amended by the Certificate Amendment, the Board may, from time to time, elect to increase or decrease the number of directors constituting the whole Board.  The Certificate Amendment did not automatically change the size of the Board. Accordingly, unless and until the Board elects in the future to change the size of the Board, the size of the Board will remain fixed at seven (7) directors.  The Board has not determined to increase or decrease the size of the Board nor has the Board selected any potential new director to fill any vacancy on the Board that may be created in the event of any such increase.

Under the Certificate Amendment, in the event of a subsequent increase or decrease in the authorized number of directors approved by the Board, each director then serving would continue as a director of the class of which he or she is a member until the expiration of his or her current term (or his or her prior death, retirement, resignation or removal), so that any decrease in the size of the Board would not shorten the term of any director then in office. Any newly created or eliminated directorships resulting from any such increase or decrease in the authorized number of directors shall be apportioned by the Board so that the number of directors in each class of the Board shall be as equal as possible.

In connection with the approval of the Certificate Amendment by the Company’s stockholders and the filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the Board adopted a corresponding amendment (the “Bylaws Amendment”) to Section 1 of Article III of the Company’s Bylaws to provide that the numbers of directors may be fixed from time to time by the Board, subject to the provisions of the Certificate of Incorporation as amended.

The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the Bylaws Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting was reconvened on December 13, 2012. A total of 10,653,948 shares of common stock were ultimately voted at the Annual Meeting in person or by proxy, representing 98.9 percent of the shares entitled to be voted. The following are the final voting results for the proposal considered and voted upon at the reconvened Annual Meeting, which was described in the Proxy Statement.

Approval of Amendment to the Amended and Restated Certificate of Incorporation.

For	9,464,439
Against	85,404
Abstentions	1,104,105

The amendment to the Amended and Restated Certificate of Incorporation to provide that the Board may fix the number of directors constituting the entire Board at a number between five (5) and eleven (11) was approved.

The results of the voting at the Annual Meeting on November 19, 2012 with respect to the election of two Class II directors were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 26, 2012.

ITEM 9.01. EXHIBITS

(d) Exhibits

3.1	Certificate Amendment
3.2	Amendment to Bylaws
10.1	Second Amendment to Settlement Agreement, dated as of December 14, 2012.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2012

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
David R. Hughes Chief Financial Officer